UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
Current Report
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 23, 2014
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)
 ________________________________

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)
(404) 639-6500
Registrant’s telephone number, including area code
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fidelity Southern Corporation (“Fidelity Southern”) and its wholly-owned subsidiary, Fidelity Bank (the “Bank” and together with Fidelity Southern, “Fidelity”) previously entered into (1) employment agreements with James B. Miller, Jr. and H. Palmer Proctor, Jr.; (2) incentive compensation agreements for calendar year 2014 with Stephen H. Brolly and David Buchanan; and (3) executive continuity agreements with James B. Miller, Jr., H. Palmer Proctor, Jr., Stephen H. Brolly and David Buchanan (each, an “Executive” and collectively, the “Executives”). Fidelity’s Board engaged compensation consultants to advise the Board regarding executive compensation and benefits and the purchase of life insurance insuring the lives of certain officers of Fidelity. Upon the advice and recommendation of these consultants and the approval of the Fidelity Board, on December 23, 2014 Fidelity entered into employment agreements to amend and restate the terms contained in the existing employment agreements and executive continuity agreements (the “Employment Agreements”) with Mr. Miller and Mr. Proctor. In addition, on December 23, 2014, Fidelity entered into incentive compensation agreements for the calendar years 2015-2017 (the “Incentive Compensation Agreements”) and amended and restated the executive continuity agreements (the “Executive Continuity Agreements”) with Mr. Brolly and Mr. Buchanan. On December 23, 2014, Fidelity also entered into Salary Continuation Agreements (the “SERP Agreements”) and will enter into Split Dollar Agreements (the “Split Dollar Agreements”) with each of the Executives. Each of the Employment Agreements, Incentive Compensation Agreement, Executive Continuity Agreements, and SERP Agreements are effective as of January 1, 2015 and are attached as exhibits to this Form 8-K. The Split Dollar Agreements are effective as of the date the life insurance policies referenced in such agreements are issued. A form of the Split Dollar Agreement, which is substantively the same for each Executive, is attached as an exhibit to this Form 8-K. A summary of the material terms of each of these agreements is set forth below. The summary below is qualified in its entirety by reference to the exhibits to this Form 8-K, which are incorporated herein by reference.
Employment Agreements
Mr. Miller is employed as the Chief Executive Officer and serves as the Chairman of the Board of Directors of Fidelity. Mr. Proctor is employed as the President and serves as a member of the Board of Directors of Fidelity. Each Employment Agreement provides for a three-year employment term commencing January 1, 2015; subject to extension upon mutual agreement or in the event a change in control occurs prior to expiration of the then current term and expiring upon a termination of employment (the “Employment Period”). Mr. Miller’s Employment Agreement provides for an annual base salary of $800,000 per year, and Mr. Palmer’s Employment Agreement provides for an annual base salary of $500,000 per year. During the period commencing one year prior to a change of control and ending at the end of the Employment Period, each Executive will receive a base salary equal to the greater of the highest base salary in effect during the twelve months prior to the date which is one year prior to a change of control and the highest base salary in effect during the year prior to a change of control.

In addition, each Executive is eligible to receive incentive compensation up to 50% of his base compensation, as may be determined by the compensation committee of the Fidelity Board of Directors (the “Committee”). The Committee will evaluate on an annual basis Fidelity’s and the Executive’s performance relative to defined financial and non-financial measurements, goals and objectives described in attachment A to the Employment Agreements, and such other measures and modifications as the Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid. In the event of a change in control, the method of calculating incentive compensation during the Employment Period after a change in control may not be changed in any manner which would result in the Executive’s receiving less incentive compensation than he would have otherwise been entitled to receive under the terms of the Employment Agreement.
The Executives are eligible to participate in all employee benefit programs provided generally to Fidelity employees. In addition, Mr. Miller’s Employment Agreement provides that Fidelity will maintain during Mr. Miller’s lifetime, regardless of the termination of his employment or the Employment Agreement for any reason, insurance policies in the aggregate face amount of $8 million payable to his designated beneficiaries or Mr. Miller’s estate. Mr. Proctor’s Employment Agreement provides that Fidelity will maintain, during Mr. Proctor’s lifetime, regardless of the termination of his employment or the Employment Agreement for any reason, insurance policies in the aggregate face amount of $1.5 million payable to Mr. Proctor’s designated beneficiaries or his estate. The Executives are entitled to five weeks’ vacation each year, reimbursement of business expenses, including dues for country club memberships and civic organizations approved by the Committee, and an automobile for each Executive’s use.
Under the Employment Agreements, if Fidelity terminates the Executive for any reason other than for cause, death, or total disability or if Executive terminates employment for good reason, the Executive will, upon execution of a release, receive an amount equal to three times his Final Compensation (defined below) less the aggregate amount to be paid in consideration for his agreement to the restrictive covenants as described below, paid over a 36 month period. The term “Final Compensation” means (i) the Executive’s base salary if the termination of employment occurs more than one year prior to a change of control, or (ii) the highest of the Executive’s compensation for the twelve month period immediately preceding a change of control, the Executive’s base salary in effect immediately preceding the change of control or the Executive’s base salary set at any time during the Employment Period if the termination occurs within one year of a change of control. In addition, the Executive is entitled to receive complete outplacement services up to a total cost of $20,000 for up to two years or until the Executive obtains full-time employment, whichever comes first. The Executive will also be eligible to continue participation in the employee benefit programs for 18 months after the date of termination on the same basis as other executives. Each Executive is entitled to receive a payment if any of the benefits received by him under the Employment Agreement that is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), in an amount such that after payment of all taxes, the Executive retains an amount equal to the Excise Tax imposed on the benefits.

Each Employment Agreement provides that upon termination of the Executive’s employment for any reason other than a termination of employment by Fidelity, for a period of 18 months after such termination, the Executive will not engage in a competitive business within a 50 mile radius of Fidelity’s headquarters. Upon the Executive’s termination of employment for any reason, for a period of 18 months after such termination, the Executive will not solicit customers or employees of Fidelity, and will not disclose any confidential information of Fidelity to others. In consideration of the Executive’s agreement to these restrictive covenants, the Executive will receive a cash payment equal to 60% of the Executive’s base salary for each year or portion thereof during the 18 month period after termination of employment.
Each Employment Agreement provides that Fidelity will indemnify the Executive and advance expenses incurred by an Executive in any proceeding brought against the Executive as a director or officer of Fidelity to the fullest extent permitted under the Articles of Incorporation and Bylaws of Fidelity and the Georgia Business Corporation Code. In the event of a dispute relating to the Employment Agreement, Fidelity agrees to pay or reimburse the Executive for all legal fees and expenses incurred; irrespective of the disposition of the dispute, provided that the reasonableness of the fees must be determined by an independent arbitrator, using standard legal principles.
Incentive Agreements
The Incentive Compensation Agreements entered into with Mr. Brolly and Mr. Buchanan provide for the same terms as the incentive compensation provisions in the Employment Agreements with Mr. Miller and Mr. Proctor. Mr. Brolly and Mr. Buchanan will be eligible to receive annual incentive compensation up to 50% of each Executive’s base compensation, as may be determined by the Committee for calendar years 2015-2017.
Executive Continuity Agreements
The Executive Continuity Agreements provide that during the period from one year prior to a change of control until the earlier of one year after a change of control or termination of employment (the “Continuity Period”), Mr. Brolly and Mr. Buchanan will receive an annual base salary at least equal to the greater of the highest base salary in effect during the twelve months prior to the date which is one year prior to a change of control and the highest base salary in effect during the year prior to a change of control. In addition, each Executive will continue to have the benefit of incentive or other benefit programs generally available to other executives. Mr. Buchanan’s Executive Continuity Agreement provides that the life insurance policy in the face amount of $500,000 payable to Mr. Buchanan’s beneficiaries will not be terminated during the Continuity Period. The method of calculating incentive compensation during the Continuity Period after a change in control may not be changed in any manner which would result in the Executive’s receiving less incentive compensation than they would have otherwise been entitled to receive under the terms of his Incentive Compensation Agreement.

If the Executive is terminated by Fidelity other than for cause, total disability, or death or the Executive terminates employment for good reason during the Continuity Period, the Executive will, upon execution of a release, receive an amount equal to one time his Final Compensation (defined below) less the aggregate amount to be paid in in consideration for his agreement to the restrictive covenants described below, paid over a 12 month period. The term “Final Compensation” means the highest of the Executive’s compensation for the twelve month period immediately preceding a change of control, the Executive’s base salary in effect immediately preceding the change of control or the Executive’s base salary set at any time during the Continuity Period. In addition, the Executive is entitled to receive complete outplacement services up to a total cost of $20,000 for up to two years or until the Executive obtains full-time employment, whichever comes first. Mr. Buchanan’s Executive Continuity Agreement provides that he and his dependents will also be eligible to continue participation in Fidelity’s employee benefit programs for 12 months after the date of termination on the same basis as other executives. Mr. Brolly’s Executive Continuity Agreement provides that in the event Mr. Brolly is terminated by Fidelity other than cause, total disability, or death, or in the event Mr. Brolly terminates employment for good reason prior to a change of control, then Fidelity will fully subsidize the otherwise required premium payments for any health care continuation coverage (for example, COBRA) which is required by applicable law for a period of six months, and if such termination occurs within one year after a change of control, then Fidelity will subsidize such payments for a period of twelve months. Each Executive is entitled to receive a payment if any of the benefits received by them under the employment agreements is subject to the Excise Tax in an amount such that after payment of all taxes, the Executive retains an amount equal to the Excise Tax imposed on the benefits.
Each Executive Continuity Agreement provides that upon termination of the Executive’s employment for any reason, for a period of 12 months after such termination, the Executive will not engage in a competitive business within a 50 mile radius of Fidelity’s headquarters, will not solicit customers or employees of Fidelity, and will not disclose any confidential information of Fidelity to others. In consideration of the Executive’s agreement as to these restrictive covenants, the Executive will receive a cash payment equal to 40% of the Executive’s base salary for each year or portion thereof during the 12 month period after termination of employment.
Each Executive Continuity Agreement provides that Fidelity will indemnify the Executive and advance expenses incurred by an Executive in any proceeding brought against the Executive as a director or officer of Fidelity to the fullest extent permitted under the Articles of Incorporation and Bylaws of Fidelity and the Georgia Business Corporation Code. In the event of a dispute relating to the Executive Continuity Agreements, Fidelity agrees to pay or reimburse the Executives for all legal fees and expenses incurred; provided that the reasonableness of the fees must be determined by an independent arbitrator, using standard legal principles.

Salary Continuation Agreements
The Salary Continuation Agreements between the Bank and Mr. Proctor, Mr. Buchanan, and Mr. Brolly provide that each Executive shall receive annual payments of $300,000, $250,000, and $100,000, respectively, upon attaining the age of 65, with such payments payable monthly over a period of 180 months (15 years). The Salary Continuation Agreement between the Bank and Mr. Miller provides that upon Mr. Miller attaining the age of 80, Mr. Miller is entitled to a single lump sum payment equal to the present value of an annual benefit of $500,000, based on the assumption that the annual benefit is payable for 15 years in equal monthly installments at the beginning of each month. Each Executive is also entitled to certain payments upon termination of employment prior to attaining the age to receive the benefit described above, or in the event of a change in control prior to attaining such age. Mr. Brolly’s Salary Continuation Agreement provides that any payment due in the event of an early termination is subject to vesting, and will be considered entirely unvested until May 21, 2016, 20% vested thereafter until May 21, 2017, 40% vested thereafter until May 21, 2018, 60% vested thereafter until May 21, 2019, 80% vested thereafter until May 21, 2020, and 100% vested on and after May 21, 2021. The payment of the benefits to each Executive is subject to forfeiture provisions if the Executive’s employment is terminated with cause, the Executive commits suicide, the Executive makes any material misstatement, or the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency under the Federal Deposit Insurance Act.
Split Dollar Life Insurance Agreements
The Split Dollar Agreements provide for the division of death proceeds under certain life insurance policies owned by the Bank on the lives of the Executives with the Executives’ designated beneficiaries.  The Bank has the right to exercise all incidents of ownership of the life insurance policies and may terminate such policies without the consent of the Executives.  The Bank maintains at all times ownership of the cash value of the insurance policies. Under the Split Dollar Agreements, if the Executive dies prior to termination of his employment with the Bank, the Executive’s designated beneficiary will be entitled to a benefit equal to the accrued liability at retirement from the Executive’s Salary Continuation Agreement limited to 100% of the Net Amount at Risk insurance portion of the proceeds. For purposes of the Split Dollar Agreements, “Net Amount at Risk” means the difference between the total death proceeds payable under the insurance policies less the aggregate cash value of the policies measured as of the date giving rise to the need for such calculation. The Executive’s rights under each Split Dollar Agreement may be reduced or eliminated if he fails to cooperate with the Bank or the insurer with regards to the policies.  In addition, no benefits will be paid if the Executive commits suicide or if the insurer denies coverage for any reason, provided, however, that the Bank will evaluate the reasons for denial and, upon advice of legal counsel and in its sole discretion, consider judicially challenging such denial.
Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and James B. Miller, Jr. effective January 1, 2015

10.2	Amended and Restated Employment Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and H. Palmer Proctor, Jr. effective January 1, 2015

10.3	Incentive Compensation Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and Stephen H. Brolly effective January 1, 2015

10.4	Incentive Compensation Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and David Buchanan effective January 1, 2015

10.5	Executive Continuity Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and Stephen H. Brolly effective January 1, 2015

10.6	Executive Continuity Agreement by and among Fidelity Southern Corporation, Fidelity Bank, and David Buchanan effective January 1, 2015

10.7	Salary Continuation Agreement by and between Fidelity Bank and James B. Miller, Jr. effective January 1, 2015

10.8	Salary Continuation Agreement by and between Fidelity Bank and H. Palmer Proctor, Jr. effective January 1, 2015

10.9	Salary Continuation Agreement by and between Fidelity Bank and Stephen H. Brolly effective January 1, 2015

10.10	Salary Continuation Agreement by and between Fidelity Bank and David Buchanan effective January 1, 2015

10.11	Form of Split Dollar Life Insurance Agreement by and between Fidelity Bank and each Fidelity officer entering into Salary Continuation Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

December 24, 2014